                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 28, 2000, with respect to the consolidated financial statements of Insurdata Incorporated included in the Joint Proxy Statement of HealthAxis Inc. and HealthAxis.com Inc. that is made a part of the Registration Statement (Form S-4 No. 333-30256 Amendment No. 4) and Prospectus of HealthAxis Inc. for the registration of 46,981,165 shares of its common stock.

/s/ Ernst & Young LLP
-------------------------
ERNST & YOUNG LLP

Dallas, Texas
December 14, 2000